Exhibit 99.1

HARRODSBURG FIRST FINANCIAL BANCORP, INC.

104 SOUTH CHILES STREET

HARRODSBURG, KENTUCKY 40330-1620

ANNUAL MEETING OF SHAREHOLDERS

                         , 2004

The undersigned hereby appoints the Board of Directors of Harrodsburg First Financial Bancorp, Inc. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held at                     ,                     ,                          , 2004, at     :             .m., local time, and at any and all adjournments thereof, in the following manner:

		FOR	AGAINST	ABSTAIN
1.	The adoption of an Agreement and Plan of Reorganization by and between the Company, First Financial Bank, Independence Bancorp and Independence Bank, dated January 22, 2004 and the approval of issuance of shares of the Company’s common stock in the merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the 2004 Option Plan	☐	☐	☐

		FOR	WITHHELD
3.	The election as directors of the nominees listed below for a three-year term:	☐	☐

Jack L. Coleman, Jr. Thomas Les Letton

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee’s name on the line provided below.

		FOR	AGAINST	ABSTAIN
4.	The ratification of the appointment of BKD, LLP as independent auditors of the Company for the fiscal year ending September 30, 2004.	☐	☐	☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” all of the above listed propositions.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. HOWEVER, NO PROXY THAT IS VOTED AGAINST THE MERGER WILL BE VOTED IN FAVOR OF ADJOURNMENT TO SOLICIT FURTHER PROXIES IN FAVOR OF THE MERGER. ADDITIONALLY, IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Shareholders and a Joint Proxy Statement/Prospectus.

Dated:	☐ Check box if you plan to attend the Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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